UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CONCRETE CASTING INCORPORATED
                          -----------------------------
                 (Name of small business issuer in its charter)

NEVADA                                     87-0451230
------                                     ----------
(State  or  jurisdiction  of               (I.R.S.  Employer
incorporation  or organization)            Identification No.)

              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
          (Address and telephone number of principal executive offices)
              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
       (Address of principal place of business or intended principal place of business)

       Michael  A.  Cane,  2300  W.  Sahara  Ave., Suite 500, Box 18, Las
       ------------------------------------------------------------------
                     Vegas,  NV  89102,  Telephone  (702)  312-6255
                     -----------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE  OF  EACH                         PROPOSED       PROPOSED
CLASS  OF                               MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE    AMOUNT OF
TO  BE               AMOUNT  TO  BE     PRICE  PER     OFFERING     REGISTRATION
REGISTERED           REGISTERED         SHARE          PRICE        FEE
--------------------------------------------------------------------------------
Common Stock         1,000,000  shares  $0.25          $250,000     $23.00
Common  Stock        3,660,000  shares  $0.25          $915,000     $84.18
Total                4,660,000  shares  $0.25          $1,165,000   $107.18
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Gary R. Henrie, Esq.
                            10616 Eagle Nest Street
                              Las Vegas, NV 89141
                                 (702) 616-3093

                                  PROSPECTUS

                         CONCRETE CASTING INCORPORATED
                               4,660,000 SHARES
                                 COMMON STOCK
                                 ------------

Concrete Casting Incorporated is offering to sell 1,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.25 per share. There is no minimum number of shares that must be sold in this offering. This is the initial public offering of shares of its common stock and will proceed for a period of twenty months or until all shares are sold.

The selling shareholders named in this prospectus are offering
3,660,000 shares of common stock at an offering price of $0.25 per share. If the shares are quoted in the future on the Over The
Counter Bulletin Board or some exchange, selling shareholders may sell shares at market price with the exception of 1,550,000 of the selling shareholder shares which are being offered by affiliates of Concrete Casting. These affiliate shares will retain the offering price of $0.25 per share. Concrete Casting Incorporated will not receive any proceeds from shares sold by selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

                                          Proceeds to Concrete
                   Offering              Casting from its self-   Proceeds
                   --------              underwritten offering   to selling
                    Price    Commissions  before expenses (2)   shareholders
                   --------  -----------  --------------------  -------------

Per Share in
 Offering by
 Concrete Casting  $   0.25  $  0.025 (1)    $     0.225

Per Share in
 Offering by
 Selling
 Shareholders      $   0.25  $  0.00                             $     0.25

Totals for
 Offering by
 Concrete Casting  $ 250,000 $ 25,000 (1)    $   225,000 (2)

Totals for
 Offering by
 Selling
 Shareholders      $ 915,000 $  0.00         $   915,000

(1) $The offering by Concrete Casting will be self-underwritten unless it is determined at a later time to sell the offering through the use of underwriters. The table sets forth commission amounts assuming underwriters are used.
(2) Offering expenses are estimated to be $25,000.00 which will leave Concrete Casting proceeds of $200,000.00 if all shares offered by Concrete Casting are sold and underwriters are used to sell the offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 through 7.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  The date of this prospectus is:
                                 ----------------------

                              TABLE OF CONTENTS
                                                                       PAGE
Summary ---------------------------------------------------------------- 4
Risk Factors ----------------------------------------------------------- 6
Use of Proceeds -------------------------------------------------------- 8
Determination of Offering Price ---------------------------------------- 9
Dilution --------------------------------------------------------------- 9
Selling Shareholders ---------------------------------------------------10
Plan of Distribution -------------------------------------------------- 12
Legal Proceedings ----------------------------------------------------- 14
Directors, Executive Officers, Promoters and Control Persons ---------- 15 Security Ownership of Certain Beneficial Owners and Management -------- 16 Description of Securities --------------------------------------------- 17
Interest of Named Experts and Counsel --------------------------------- 17
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities ------------------------------------------- 18
Description of Business ----------------------------------------------- 18
Description of Property ----------------------------------------------- 23
Certain Relationships and Related Transactions ------------------------ 23 Market for Common Equity and Related Stockholder Matters -------------- 24 Executive Compensation ------------------------------------------------ 26
Financial Statements -------------------------------------------------- 27
Changes in and Disagreements with Accountants ------------------------- 28 Available Information ------------------------------------------------- 28

                                   SUMMARY

Our Business

Concrete Casting Incorporated, a Nevada corporation ("Concrete Casting") has developed a process for casting concrete products for architectural and landscaping purposes. Our casting process allows for the casting in concrete of intricate detail allowing us to make products not produced by other concrete casters. Our initial products will decorative concrete yard ornaments based on architectural themes from the antiquities.

Even though our processes are developed, we need the proceeds from this offering to produce our initial products and begin production. The successful completion of this offering will fund the manufacture of our initial commercial molds which we believe will lead to business revenues within about 12 months of initial funding. We have generated no revenues to date.

                          ----------------------------

We were incorporated as a Nevada corporation on October 28, 1987. Our principal executive offices are located at 100 Pine Wood Drive, Logan, Utah 84321. Our telephone number is 435-753-0069.

The Offering

Securities Offered   4,660,000 shares of Concrete Casting common
  stock. 1,000,000 of the shares will be offered by Concrete Casting on a self-underwritten basis.
  3,660,000 of the shares may also be sold from time to time by selling shareholders.

Offering price   The offering price for all shares of common stock is
  $0.25 per share. In the event Concrete Casting either sells all 1,000,000 shares offered by it or terminates the offering of the 1,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders may be determined by prevailing market prices at the time of sale. Selling shareholders may sell at the market price only after the shares are quoted on the Over The Counter
  Bulletin Board or on some exchange. However, shares sold by selling shareholders who are also affiliates of Concrete Casting shall retain the offering price of $0.25 per share. Shares in this category total 1,550,000 of the 3,660,000 offered by selling shareholders.

Minimum number
  of shares to be sold
  in this offering   None.

Use of Proceeds   If all shares offered by Concrete Casting are sold,
  net proceeds from this offering will be  approximately
  $225,000 and will be used by Concrete Casting for working capital and to begin production of its products. If underwriters are engaged to sell the offering, net offering proceeds will total approximately $200,000. Concrete Casting will not receive any proceeds from the sale of common stock by the selling shareholders.


Best Efforts Offering   The offering is being sold by our president
  on a self-underwritten efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This offering
 will expire   This offering will close whenever all of the shares
  are sold or twenty months after the effective date of this prospectus, whichever is sooner.


Summary Financial Information

Balance Sheet Data:                         March 31, 2003

Cash                                           $    1,154
Total Assets                                   $    1,154
Liabilities                                    $   37,167
Total Stockholders' Equity                     $  (36,013)

Income Statement Data:

Net Revenues for quarter ended March 31, 2003  $        0

RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

We will need a minimum of approximately $36,000 to proceed with our business plan and if unable to raise that amount net of offering costs, we will have to revise our business plan or close our business.

We had no working capital as of December 31, 2002. We currently do not have any manufactured product and we have no income. Our business plan calls for expenditures in the amount of $36,000 to get our initial product to market. If we are able to sell 100% of the shares offer by Concrete Casting or even 50% of the shares offered by Concrete Casting we should be able to meet this objective. Even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations. The $36,000 needed for funding at the present time may not be available to us. If we are only successful in selling 25% of the offering, we will have net proceeds of only $31,250. If we are only successful on selling 10% of the offering, we will have sufficient money to only pay the offering costs. In the event we do not sell at least 25% of the offering, it will be necessary to suspend operations and seek alternative sources of funding. If we are not successful in obtaining funding, we will not be able to achieve revenues and our business will probably fail.

We have not generated revenues and do not expect to generate revenues until a minimum of 12 months following a successful conclusion of this offering.

We have not generated any revenues as of the date of this prospectus and do not expect to generate revenues until at least 12 months after we obtain funding from this offering. As of December 31, 2002, we had an accumulated deficite of $32, 154. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. Potential investors should be aware of the difficulties we yet face in the development and the implementation of our business plan. These risks include without limitation:

  -  Finishing the development of our initial products;
  - Entering into strategic alliances with other companies for the marketing of our products: and
  - The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares.
Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though at some time in the future we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities and will suffer a loss of their investment.



Because our products are specialty products that appeal to only a narrow portion of the U.S. population, unless we can achieve broad based marketing success it is likely our concrete casting business will not succeed.

Our products appeal to the avid, eccentric landscaper typically having the need to landscape a larger garden or yard area. To succeed we will need to market our products to a wide geographic area since our products are not likely to appeal to the public generally. If we cannot become the supplier of concrete landscaping products to larger landscaping companies or to broad based landscaping retail outlets, it will be difficult for us to achieve financial success and investors may lose their investments.

We depend on Cordell Henrie whom we may not be able to retain, in which event we could not continue to develop our business plan.

Cordell Henrie is our only officer and director who has the expertise to run and oversee the development of our business. We would not be able to retain Mr. Henrie if he should die, become disabled or become engaged in other business pursuits to the extent he cannot devote sufficient time to our business. In such event, we could not prosecute our business plan unless we can replace Mr. Henrie. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Henrie.

If our officers and directors are not successful in management our business, our success is doubtful.

No member of our management has prior experience in managing a concrete casting business. Unless they are successful in managing our business regardless of this lack of experience, our business will not be successful and investors are likely to lose their investments.


Forward-Looking Statements
--------------------------


This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                               USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $200,000, if the maximum numbers of shares are sold, after deducting offering expenses of $25,000 and if commissions are paid to underwriters. If the offering is self-underwritten, net proceeds will total approximately $225,000 if all shares offered by Concrete Casting are sold.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. Factors that could cause a reallocation of proceeds include an immediate demand for our products upon our initial production of those products or a need for manufacturing facilities beyond those currently available to us. If a demand exists for our product upon production, offering proceeds ear marked for marketing will be shifted to working capital. If demand for our products exceeds current manufacturing availability, more working capital will be used to expand manufacturing capability than would otherwise be the case. The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.

We expect to use the net proceeds from this offering as follows:

                                    Assuming 50%  Assuming 25%  Assuming 10%
                     Assuming all   of the units  of the units  of the units
                    units are sold    are sold      are sold      are sold

Gross Proceeds        $  250,000     $  125,000    $   62,500    $   25,000

Offering Expenses (1)     50,000         37,500        31,250        27,500


Net Proceeds             200,000         87,500        31,250         -0-

Purchase of Equipment     25,000         25,000         -0-           -0-

Marketing/Sales           75,000         25,000         8,750         -0-


Working Capital          100,000         37,500        22,500         -0-
                         -------         ------        ------         ---

Total                 $  250,000     $  125,000    $   62,500    $   25,000
                      ==========     ==========    ==========    ==========

(1) Assuming underwriters are used to sell the offering and are paid a commission of 10%.
Equipment purchases are anticipated to include a hoist for loading finished product and materials to build additional molds. Marketing and sales expenses will include primarily travel to and presentations at building material shows and sales presentation trips building material suppliers.

Working capital will be used to support our business operations necessary to actually produce and deliver our concrete castings including salaries and supplies. If we expand our operations at the rate we hope to, working capital will be necessary to move into new facilities and improve the same for the purpose of manufacturing our products. Regardless of the amount of working capital available to us from the proceeds of the offering, we project that 30% of working capital available will pay salary, 10% will purchase supplies, 40% will improve manufacturing facilities and 20% will be used for miscellaneous purposes including utility expense and unforeseen expenses.

                      DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

                                 DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders who acquired shares in Concrete Casting during the past five years compared to investment capital to be paid by investors in the Concrete Casting offering and the percentages held by each in Concrete Casting following the offering.

                                  100% Sold   50% Sold   25% Sold   10% Sold
% capital paid by current
shareholders who acquired stock
in the last five years compared
to capital paid in this offering.     2.9%       5.6%      10.6%      22.8%


% ownership of Concrete Casting
by current shareholders acquiring
stock in the last five years.        32.1%      34.7%      36.2%      37.2%

% capital paid by offering
purchasers compared to capital
paid by current shareholders who
acquired stock in the last five
years.                               97.1%      94.4%      89.4%      77.2%

% ownership of Concrete Casting
by offering purchasers.              15.0%       8.1%       4.2%       1.7%

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Concrete Casting. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 1,000,000 shares offered by Concrete Casting are sold, if 50% of the 1,000,000 shares are sold, if 25% of the 1,000,000 shares are sold and if 10% of the 1,000,000 shares are sold. Calculations are based on 5,660,000 capital shares outstanding at March 31, 2003, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Concrete Casting sold are on a self-underwritten basis with no commissions paid. The 3,660,000 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.

Percent of offering sold          100%        50%        25%        10%

Public offering
price per Share                  $0.25       $0.25      $0.25      $0.25

Net tangible book
value per share as
of  March 31, 2003           ($0.006)    ($0.006)   ($0.006)   ($0.006)

Increase per share
attributed to investors
in this offering                 $0.035      $0.017     $0.007     $0.000

Net tangible book
value per share as
of March 31, 2003,
after this Offering              $0.029      $0.011     $0.001    ($0.006)


Net tangible book
value dilution per share
to new investors                 $0.221      $0.239     $0.249     $0.250

Net tangible book value
dilution per share
to new investors expressed
as a percentage                  88.40%      95.60%     99.60%     100.00%
-----------------------------------------------------------------------------

                             SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering
3,660,000 shares of common stock. The following table provides as of March 31, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.  the percentage owned by each following the offering.

                                      Total Number
                                      Of Shares To  Total Shares   Percent
                                      Be Offered    To Be Owned    Owned Upon
                       Shares Owned   For Selling   Upon           Completion
Name Of Selling        Prior To This  Shareholders  Completion Of  Of This
Stockholder            Offering       Account       This Offering  Offering
-----------------------------------------------------------------------------

John B. Allred             25,000         25,000         -0-          -0-
Denise Rita Beauregard     20,000         20,000         -0-          -0-
Richard M. Bench           30,000         30,000         -0-          -0-
James A. Blanda            20,000         20,000         -0-          -0-
William and Elizabeth
 Bowers                    10,000         10,000         -0-          -0-
Barbara Bruce             200,000        200,000         -0-          -0-
Tracy Burke                10,000         10,000         -0-          -0-
Dorothy A. Burris           5,000          5,000         -0-          -0-
Oscar Burris               30,000         30,000         -0-          -0-
James L. Carpenter         10,000         10,000         -0-          -0-
Rosa Castro                10,000         10,000         -0-          -0-

Carol M. Cennamo           10,000         10,000         -0-          -0-
Bob Deller                100,000        100,000         -0-          -0-
Robert R. Deller           10,000         10,000         -0-          -0-
Bruno V  De Vincentis      10,000         10,000         -0-          -0-
Paul Dunlap               100,000        100,000         -0-          -0-
Joseph W. Erlach           20,000         20,000         -0-          -0-
Robert J. Evans            20,000         20,000         -0-          -0-
Brian L. Fike              10,000         10,000         -0-          -0-
Chris Gladding             50,000         50,000         -0-          -0-
Kim Gorges                 20,000         20,000         -0-          -0-
Justin Guidi              100,000        100,000         -0-          -0-
Jacque Halliburton         10,000         10,000         -0-          -0-
Roy Halliburton            10,000         10,000         -0-          -0-
Ernest Harding             10,000         10,000         -0-          -0-
Thomas E. Hofer           750,000        750,000         -0-          -0-
Carol Holmes              200,000        200,000         -0-          -0-
Jeff W. Holmes            800,000        800,000         -0-          -0-
Rhonda Sager Holt          10,000         10,000         -0-          -0-
Susan Holt                 10,000         10,000         -0-          -0-
David Hoyer                10,000         10,000         -0-          -0-
Jeanne Johnson             10,000         10,000         -0-          -0-
Donald A. Johnston         10,000         10,000         -0-          -0-
Valerie R. Kittel          30,000         30,000         -0-          -0-
Shirl Ann Klein           300,000        300,000         -0-          -0-
Darcy W. Miller            70,000         70,000         -0-          -0-
Irvin G. Miller            10,000         10,000         -0-          -0-
Rudy and Sherry Moreno     40,000         40,000         -0-          -0-
Barbara Reed               10,000         10,000         -0-          -0-
John J. Ryczkowski         10,000         10,000         -0-          -0-
Mary Ryczkowski            10,000         10,000         -0-          -0-
Monte F. Sager             10,000         10,000         -0-          -0-
Laura P. Savage            35,000         35,000         -0-          -0-
Samuel H. Savage           70,000         70,000         -0-          -0-
Samuel Savage, Custodian
 For Jennifer Savage
 UGMA/NV                   35,000         35,000         -0-          -0-
Samuel Savage, Custodian
 for Rebecca Savage
 UGMA/NV                   35,000         35,000         -0-          -0-
Samuel Savage, Custodian
 for Sarah Savage UGMA/NV  35,000         35,000         -0-          -0-
Mark N. Schneider          70,000         70,000         -0-          -0-
Eric and Mitzi Springall   20,000         20,000         -0-          -0-
Carl Thome                 40,000         40,000         -0-          -0-
Karen L. Turner            20,000         20,000         -0-          -0-
Stephen B. Utley          100,000        100,000         -0-          -0-
C. Brenton Woods           30,000         30,000         -0-          -0-
Carolyn Zeedyk             10,000         10,000         -0-          -0-
Carolyn Zeedyk, Custodian
 For Sasha Zeedyk UGMA/NV  10,000         10,000         -0-          -0-
Leonard Zeedyk, Jr.        10,000         10,000         -0-          -0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

One of the selling shareholders, Thomas E. Hofer, served as an officer and as a director of Concrete Casting from November, 2001, through December, 2002.


                            PLAN OF DISTRIBUTION

Shares offered by Concrete Casting

The following officer and director is selling the common stock being offered by Concrete Casting through this prospectus:



    Name of Officer/Director       Position
    ------------------------       --------

    Cordell Henrie                 President and Director

Mr. Henrie is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Concrete Casting. We believe that Mr. Henrie is qualified under this rule because he has never participated before in selling an offering for any issuer, has never been associated with any broker-dealer and he will perform substantial duties for Concrete Casting other than in connection with the sale of the shares. In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any shares by Mr. Henrie. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If we enter into an underwriting agreement after this offering becomes effective, we will file with the SEC a post-effective amendment identifying the underwriter and providing material information about the underwriting arrangements.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Concrete Casting Incorporated.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee       $     108
Transfer Agent Fees                                       $     500
Accounting fees and expenses                              $   7,500
Legal fees and expenses                                   $  10,000
Blue Sky fees and expenses                                $   5,000
Miscellaneous                                             $   1,892
                                                          ---------
Total (1)                                                 $  25,000
                                                          =========
(1)  If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $25,000 if all shares offered by Concrete Casting are sold.
-----------------------------------------------------------------------------


Shares offered by selling shareholders

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
  2.  In privately negotiated transactions;
  3.  In short sales; or
  4.  In any combination of these methods of distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

  1. The market price of our common stock prevailing at the time of sale;
  2. A price related to such prevailing market price of our common stock; or
  3. Such other price as the selling shareholders determine from time to time.

It should be noted that 1,550,000 of the 3,660,000 shares offered by selling shareholders are held by affiliates of Concrete Casting. The offering price of these 1,550,000 shares will not change with prevailing market prices but will remain at $0.25 per share.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                              LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 1, 2003 are as follows:

Directors:

Name of Director       Age
----------------       ---
Cordell Henrie          47

Greg Stuart             47

Executive Officers:

Name of Officer        Age       Office
---------------        ---       ------
Cordell Henrie          47       President, Principal Executive Officer
                                 Principal Accounting Officer
                                 Principal Financial Officer

Greg Stuart             47       Secretary/treasurer

Mr. Henrie became an officer and a director of Concrete Casting on November 30, 2001. Mr. Stuart became an officer and a director of Concrete Casting on December 20, 2002. Following is certain biographical information on our officers and directors.

Cordell Henrie. From 1992 to the present, Mr. Henrie has been employed by Cache Valley Builders Supply in Logan, Utah as a client construction consultant. His duties include estimating, C.A.D. project drafting, site verification and retail sales of construction materials. From 1978 to 1992, Mr. Henrie was a site foreman for commercial and residential construction. Mr. Henrie has committed to spend up to 20 hours per week on the business operations of Concrete Casting.

Greg Stuart. From 1999 to the present, Mr. Stuart has been employed as a salesman by Consolidated Realty Group, a real estate brokerage company in Salt Lake City, Utah, where he is active in industrial real estate acquisition, development, financing and leasing. From 1979 to 1999, Mr. Stuart was the president of Commerce Properties, a company he co-founded. Commerce Properties merged with Consolidated Realty Group in 1999. Mr. Stuart devotes his business time to Concrete Casting on an as needed basis up to four hours per week.

Term of Office

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

J1


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of May 1, 2003, and by the officers and directors, individually and as a group. All shares are owned directly.


                     Name and Address              Amount and Nature
Title of Class       of Beneficial Owner           of Beneficial Owner
--------------       -------------------           -------------------

Common Stock         Cordell Henrie                 2,000,000 shares
                     100 Pine Wood Drive
                     Logan, Utah  84321

Common Stock         Greg Stuart                            0 shares
                     175 E. 400 S., Suite 700
                     Salt Lake City, Utah  84111

Common Stock         Thomas E. Hofer                  750,000 shares
                     P.O. Box 3431
                     Carefree, AZ  85377

Common Stock         Jeff W. Holmes                   800,000 shares
                     8555 East Voltaire Ave.
                     Scottsdale, AZ  85260

Common Stock         Shirl Ann Klein                  300,000 shares
                     616 152nd Place S.W.
                     Alderwood Manor, WA  98037

Common Stock         All Officers and Directors     2,000,000 shares
                     as a Group (2 persons)


                                              Percentage of Common
                                              Stock Beneficially Owned
                 Name and Address             Prior to After       After
Title of Class   of Beneficial Owner          Offering Offering(1) Offering(2)
--------------   -------------------          -------- ----------- -----------
Common Stock     Cordell Henrie                 35.3%     30.0%        30%
                 100 Pine Wood Drive
                 Logan, Utah  84321

Common Stock     Greg Stuart                       0%        0%         0%
                 175 E. 400 S., Suite 700
                 Salt Lake City, Utah  84111

Common Stock     Thomas E. Hofer                13.3%     11.3%         0%
                 P.O. Box 3431
                 Carefree, AZ  85377

Common Stock     Jeff W. Holmes                 14.1%     12.0%         0%
                 8555 East Voltaire Ave.
                 Scottsdale, AZ  85260

Common Stock     Shirl Ann Klein                 5.3%      4.5%         0%
                 616 152nd Place S.W.
                 Alderwood Manor, WA  98037

Common Stock     All Officers and Directors     35.3%     30.0%        30%
                 as a Group (2 persons)

-----------------------------------------------------------------------------

  (1) The percentage calculations in this comumn are based on 5,660,000 shares outstanding and assume that the entire offering by Concrete Casting of 1,000,000 shares will be sold and that none of the shares held by persons listed in the table will be sold.
  (2) The percentage calculations in this column assume the shares held by the selling shareholders listed will be sold in the selling shareholder offering.

                          DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our common stock includes all material characteristics of the securities registered in this registration statement.

Common Stock

As of March 31, 2003, there were 5,660,000 shares of our common stock issued and outstanding that were held by 57 stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, our independent legal counsel, has provided an opinion on the validity of our common stock.

HJ & Associates, L.L.C., independent certified accountants, audited the financial statements and presented their report with respect to the audited financial statements. HJ & Associates, L.L.C.'s report was given upon their authority as an expert in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                               ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                           DESCRIPTION OF BUSINESS

General

Concrete Casting was incorporated on October 28, 1987 pursuant to the laws of the State of Nevada under the name Staco Incorporated. It was organized for the purpose of conducting business as a transfer agent. This business was unsuccessful as a transfer agent and became inactive. The business remained inactive until 2001 during which time it sought to acquire assets or shares of a business operation that had potential for profit. On November 30, 2001, we acquired certain assets from Mr. Cordell Henrie, a sole proprietor doing business as Concrete Casting.
Mr. Henrie became and remains the president of Concrete Casting. We changed our name to Concrete Casting Incorporated on January 17, 2002.
The assets included drawings, plans and concepts with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The proceeds of this offering are necessary to obtain the capital necessary to put the concrete products into production.

Industry Overview

Concrete is used widely as a building material in the United States. It is highly regarded as a building material because of its beauty as well as its durability. Though generally used for foundation and structural purposes, concrete is also used for decorative and ornamental purposes. The industry of precast concrete products is sometimes described in terms of larger companies that supply prestressed and precast products for larger construction projects as opposed to smaller suppliers of castings for home and garden ornamental purposes.

Large Concrete Suppliers
------------------------

Large concrete suppliers who provide precast concrete products usually focus on prestressed and precast products used primarily as parts of buildings or highway structures. These products may be used architecturally, such as in a decorative wall of a building, or structurally, such as building walls, frames, floors, roofs or highway bridge beams. Precase concrete products that are prestressed are manufactured by stressing or stretching steel cables, incasing them in concrete, and then releasing the cable after the concrete has hardened. The contraction of the cable compresses the concrete, adding to its strength.

Precast concrete products, which include architectural walls and floor panels, are manufactured by a process similar to the manufacturing process for prestressed concrete products; however, precast products do not contain steel cables that have been stretched to strengthen the concrete. Also, precast products may or may not contain steel bars for reinforcement, depending upon the intended use of the precast products and the related specifications.

Mid-range and Smaller Companies
-------------------------------

Mid-range and smaller companies who supply precast concrete products often focus on ecorative windows, doors, headers, balusters, posts, columns, wallcaps, coping and other custom products. They also supply products for gardens, courtyards and building surroundings appointed with concrete fixtures. Even though some companies supplying these products may be quite large, they are typically not companies that own their own batch plants and provide precast products for highway construction and the like.

Many companies who provide home and garden ornamental concrete products are very small. Some belong to hobbyists who operate out of their garages. The market is easy to enter. All it requires is a mold and the ingredients for concrete which is sand, water and Portland cement. There are many suppliers of mjolds for this industry in the U.S. and Canada. However, even though the process seems simple, the know how to mix the ingredients properly and accomplish a pour under the right conditions to achieve a beautiful and strong product requires significant skill acquired over time.

Our Strategy
------------

Molds typically used by small manufactures can be purchased from between $20.00 and several hundred dollars. Our molds will be manufactured by us at a cost of between $30,000.00 and $40,000.00 each. We believe this will provide us with a market niche that we can develop. During the past 25 years, our president has been in the building and building materials industry. During this time, he has had inquiries regarding the types of products Concrete Casting will produce. As he looked for these products, he was unable to locate them. This led him to spend significant time over a number of years developing the concept. While small companies seem to be unable to develop the molds for these products, large companies seem to be unwilling to because of the perception that the demand for the product does not justify the expense of developing the molds. Because of the interest in our type of product that has been communicated to our president, we believe a market does exist for the product that will manifest itself once the products are available.

The Casting Process

The casting of cement and concrete is an art form that has existed since ancient time and continues today. Casting techniques used today are those that are easy to use and yield the greatest potential for profitability for the mass producers of concrete castings.

All castings involve the use of a mold that conforms the shape of the concrete until it solidifies. Molds can be as simple as a box that yields a solid block of concrete or as intricate as a mold that produces a statue. The utility of a particular mold will depend upon how easy it is to make, how easy it is to use and how durable it is for purposes of making repeated castings.

Casting a three dimensional object using a mold presents various challenges. If the desired object has detail on all sides and it is also desired that the object is formed from a single pour of concrete, the mold is sometimes destroyed when removing it from the casted object. The alternative is to cast the object in sections and assembling them after the concrete hardens or to build the mold in sections and disassemble the mold to release the casting.

Modern castings involve a great deal of flat surfaces and rounded curves for ease of casting. More detailed castings such as statuary and ornate benches or birdbaths are still characterized by rounded curves and sloping lines and do not sport the sharp relief necessary to create the appearance of hieroglyphic s or other intricate detail. The molds for more detailed castings are normally made of fiberglass or rubber. Fiberglass and rubber is easily fashioned but lacks durability for many castings.

The casting process typically involves coating the inside of the mold with oil or a commercial release agent. The concrete is then poured into the mold and allowed to set. The casting is then released from the mold and allowed to cure. The ease of releasing the casting from the mold and the success of the release agent in creating a smooth concrete surface is essential to a successful casting operation.

The Product

In 1991, Cordell Henrie, our president, conceived the concept of a multi stage, four side release concrete casting mold for casting stand alone, decorative, concrete figures. The mold is designed with four separate sides that each detach from the casting independently of the other three sides. The mold allows a single pour of concrete to form a three dimensional object which is easily released from the mold. The mold is made of steel. The steel used in the mold releases smoothly from the concrete and leaves a smooth finish on the casting. The use of steel has allowed the creation of intricate detail in and casting and produced a mold that could last indefinitely.

Mr. Henrie has now spent 12 years developing and testing the concept.
The majority of his work during this time has been in building the Test mold. The mix of the concrete necessary to fill in the detail of the mold and yet be durable has also been tested during this time. Numerous testings of small mixings of concrete components have taken place to develop the texture of the concrete mix necessary to fill out the detail of the mold while retaining the necessary strength of the cast. There have been approximately 8 pours of the entire mold or of full sections of the mold during this testing process to test the detail, the durability of the cast and of the ability of the mold to release the cast.

The detail we have been able to accomplish will allow us to produce concrete products based on architectural themes from the antiquities. Modern landscape architecture sometimes uses themes from the antiquities to create the feel of ancient cities or landscapes that were built with stone and cement. We believe we can produce products that will lend itself to this market.

Two products are in the design stage. The first finished product we intend to cast is an Egyptian style pylon with hieroglyphic face relief. We anticipate castings of this product will be from eight to twelve feet in length with an estimated weight of 500 lbs. Our second product is a replica of an ancient sundial. Further product development will come from our continued study of antiquities that we believe will have appeal to the modern landscaper.

Product Development

Proceeds from this offering are necessary to fund the development of our initial products and get them to market. We estimate it will cost $36,000 to produce our initial finished product design, produce the mold, cast our initial inventory and market the first product.
We estimate ongoing production costs to
include $12.00 per casting
for raw materials including gravel, sand and cement, and $75.00 per casting for overhead costs including insurance, facility maintenance, and labor.

Plan of Operations

At the present time we have no capital for the development of our business plan. Development cannot begin until we have a minimum of $36,000 in proceeds from this offering which we project is the amount needed to develop and market our initial product. To generate $36,000 in net offering proceeds, we will have to raise approximately $68,000. This will allow for payment of $25,000 in offering expenses and commissions of approximately $6,800 if underwriters sell the offering and will then leave approximately $36,000 to develop our business plan. Upon receipt of funding, we expect the development of our initial project to proceed according the following time frame:

  -  Product design                            2 months
  -  Mold fabrication                          5 months
  -  Modification of manufacturing facility    2 months
  -  Marketing of product                      3 months

Accordingly, we project it will take 12 months to produce and market our initial product after receipt of funding to the extent described above.

If we obtain nominal or limited proceeds form the offering, we will not be able to pursue the projected time schedule outlined above. Mr. Henrie will be forced to continue with his testing and development activities on a limited basis until adequate funding can be obtained. During this time, he would seek to complete the design of our initial product and design other products.

In the event we are successful in accomplishing our 12 month plan as outlined and commence production, we will hire an employee to do the actual casting of the products under the supervision of Mr. Henrie. Upon commencement of production we would purchase a hoist to move and load our products.

Marketing Strategy

Due to the exclusive nature of our products, our marketing will be directed specifically toward those businesses and persons who have the potential of using our products. Our marketing efforts will include the following:

  - Production of brochures for distribution to regional landscape and architectural design firms;
  -  Booth displays at annual national concrete product symposium;
  - Information and product displays at regional home and garden shows;
  -  Sales through existing, landscape oriented businesses; and
  -  Marketing and sales by use of the Internet

We believe the ultimate success of our business will depend upon our ability to develop strategic alliances with building and landscaping businesses who have an established clientele that may have an interest in our products.

Current Operations

At the present time, the development of our business plan is waiting for and is contingent upon raising money through this offering. In the mean time, Mr. Henrie continues his experimentation with the casting process though we believe it is sufficiently developed at this time to be used on a commercial basis as soon as funding is available. The first commercial products are not in development at this time.

Competition

We face the competition of other concrete casting companies which are normally large companies that have resources superior to ours. They generally produce in great quantity, products having less detail than ours. We intend to compete with such companies by producing products that are more detailed and that are more customized, therefore not having such a wide distribution potential. Economies of scale will not allow the larger companies to make the type of products we will offer thereby allowing us to create a niche market for ourselves.

We will also face the competition of companies that produce concrete type looking products for landscaping purposes out of plastic. We will compete with these companies by promoting the durability and quality of the actual concrete product itself.

Government Regulation

We are subject to all of the government regulations that regulate businesses generally. We are not aware of any government regulations that are specific to the concrete casting business. We anticipate that our products will be marketed over a wide geographic area involving several states and eventually many of the states in the United States. Accordingly, we will be subject to any rules regulating interstate commerce that may apply to us. Also, it is possible we will eventually market our products via the Internet. We are not aware of any government regulations that would regulate such Internet advertising at the present time. However, there is a risk that our activities and the Internet generally may become the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over Internet advertising. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

                            DESCRIPTION OF PROPERTY

The business operations of Concrete Casting are located at 100 Pine Wood Drive, Logan, Utah 84321. At that location, minimal office space and approximately 900 square feet of manufacturing shop space is being made available by our president as an accommodating to Concrete Casting. Upon receipt of funding from this offering, we intend to lease other manufacturing facilities that management believes will be
readily available at an acceptable cost.   Concrete Casting  does not
own or lease any real property at the present time.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

  1.  Any of our directors or officers;
  2.  Any person proposed as a nominee for election as a director;
  3. Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  4.  Any of our promoters;
  5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

On November 30, 2001, Concrete Casting entered into an asset purchase agreement with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The shares were issued at par value of $0.001 per share for total consideration of $2,000.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is no public market for our common stock.

Option, Warrants and Registration Rights


We have no outstanding options or warrants to purchase, or securities convertible into, common equity of Concrete Casting. There are no shares Concrete Casting has agreed to register under the Securities Act for sale by security holders. However, there are 4,660,000 common shares being registered pursuant to this registration statement, 1,000,000 of which will be offered by Concrete Casting and 3,660,000 of which may be offering by the selling shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock is available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1. 1% of the number of shares of the company's common stock then outstanding which, in our case equals 56,600 shares as of the date of this prospectus; or

  2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. There are 3,660,000 common shares of Concrete Casting that may be sold at the present time under Rule 144(k).

The Division of Corporate Finance of the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees would act as underwriters under the Securities Act of 1933 when reselling the securities of the blank check company and that the securities could only be resold through a registered offering and that Rule 144 would not be available for those resale transactions. Accordingly, Rule 144 may not be available for the resale of all issued and outstanding shares of Concrete Casting.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
  - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
  - contains a toll-free telephone number for inquiries on disciplinary actions;
  - defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
  - contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  -  with bid and offer quotations for the penny stock;
  - the compensation of the broker-dealer and its salesperson in the transaction;
  - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules and because many broker-dealers refuse to enter into penny stock transactions rather than comply with the rules. Therefore, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we have 57 registered shareholders.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  1. We would not be able to pay our debts as they become due in the usual course of business; or

  2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                          EXECUTIVE COMPENSATION

Compensation

The following table sets forth certain information as to our officers and Directors.


                         Annual Compensation Table

                   Annual Compensation             Long Term Compensation
                -------------------------          ----------------------
                                      Other                              All
                                      Annual                             Other
                                      Com-   Restr-                      Com-
                                      pen-   icted                       pen-
                Fiscal                sa-    Stock   Options/  LTIP      sa-
Name     Title  Year   Salary  Bonus  tion   Awarded SARs(#)  payouts($) tion
----     -----  ------ ------  -----  ------ ------- -------  ---------  ----
Cordell  Pres.
Henrie   and     2002   $  0     0       0      0       0         0        0
         Dir.    2001   $  0     0       0      0       0         0        0

Greg     Sec.
Stuart   Treas.  2002   $  0     0       0      0       0         0        0
         and
         Dir.


Employment Agreements

No officer or director has an employment agreement with Concrete
Casting at the present time.

                            FINANCIAL STATEMENTS

Index to Financial Statements:

1. Unaudited Financial Statements for the quarter ended March 31,
2003:

  a.  Balance Sheet

  b.  Statements of Operations

  c.  Statements of Stockholders' Equity (Deficit)

  d.  Statements of Cash Flows

  e.  Notes to the Financial Statements

2. Report of Independent Auditor

3. Audited Financial Statements for the periods ended December 31,
2002 and 2001:

  a.  Balance Sheet

  b.  Statements of Operations

  c.  Statements of Stockholders' Equity (Deficit)

  d.  Statements of Cash Flows

  e.  Notes to the Financial Statements

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)

                            FINANCIAL STATEMENTS

                     March 31, 2003 and December 31, 2002

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)
                                Balance Sheets

                                    ASSETS
                                    ------

                                               March 31,         December 31,
                                                 2003                2002
                                             -------------       ------------
                                              (Unaudited)
CURRENT ASSETS

 Cash                                        $       1,154       $       -
 Prepaid expenses                                     -                    10
                                             -------------       ------------

  Total Current Assets                               1,154                 10
                                             -------------       ------------

 OTHER ASSETS

  Intangible assets, net of an allowance
   of $2,000                                          -			 -
                                             -------------       ------------

  TOTAL ASSETS                               $       1,154       $         10
                                             =============       ============

                  LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
                  ---------------------------------------------

CURRENT LIABILITIES

 Accounts payable and accrued expenses       $       2,805       $        941
 Accounts payable - related party                   30,285             29,131
 Accrued interest payable - related party            4,077              3,483
                                             -------------       ------------

  Total Liabilities                                 37,167             33,555
                                             -------------       ------------

STOCKHOLDERS EQUITY (DEFICIT)

 Common stock: 50,000,000 shares authorized
  of $0.001 par value; 5,660,000 shares
  issued and outstanding                             5,660              5,660
 Additional paid-in capital                         65,188             61,938
 Deficit accumulated during the development
  stage                                           (106,861)		   (101,143)
                                             -------------       ------------

  Total Stockholders Equity (Deficit)              (36,013)           (33,545)
                                             -------------       ------------

  TOTAL LIABILITIES AND STOCKHOLDERS
   EQUITY (DEFICIT)                          $       1,154       $         10
                                             =============       ============

  The accompanying notes are an integral part of these financial statements.

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)
                           Statements of Operations
                                (Unaudited)

                                                                      From
                                              For the            Inception on
                                        Three Months Ended        October 28,
                                             March 31,           1987 Through
                                    --------------------------     March 31,
                                        2003          2002           2003
                                    ------------  ------------   ------------

REVENUES                            $       -     $       -      $        200

                                    ------------  ------------   ------------
EXPENSES

 General and administrative                5,124           830         98,421
 Loss on impairment of asset                -             -             2,000
                                    ------------  ------------   ------------

  Total Expenses                           5,124           830        100,421
                                    ------------  ------------   ------------

NET OPERATING LOSS                        (5,124)         (830)      (100,221)
                                    ------------  ------------   ------------

OTHER EXPENSES

 Interest expense                           (594)         (516)        (4,077)
                                    ------------  ------------   ------------

  Total Other Expenses                      (594)         (516)        (4,077)
                                    ------------  ------------   ------------

LOSS BEFORE DISCONTINUED
 OPERATIONS AND INCOME TAXES              (5,718)       (1,346)      (104,298)

DISCONTINUED OPERATIONS

 Loss from discontinued operations          -             -            (2,563)
                                    ------------  ------------   ------------

  Total Discontinued Operations             -             -            (2,563)
                                    ------------  ------------   ------------

LOSS BEFORE INCOME TAXES                  (5,718)       (1,346)      (106,861)

 Income taxes                               -             -              -
                                    ------------  ------------   ------------

NET LOSS                            $     (5,718) $     (1,346)  $   (106,861)
                                    ============  ============   ============

BASIC NET LOSS PER SHARE OF
 COMMON STOCK                       $      (0.00) $      (0.00)
                                    ============  ============

BASIC WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                 5,660,000     5,660,000
                                    ============  ============

  The accompanying notes are an integral part of these financial statements.
                                     F-3

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)
                  Statements of Stockholders Equity (Deficit)

                                                                   Deficit
                                                                 Accumulated
                                  Common Stock        Additional  During the
                            -------------------------   Paid-in  Development
                               Shares       Amount      Capital     Stage
                            ------------ ------------ ---------- -----------

Balance, December 31, 2000     3,660,000 $      3,660 $   50,438 $   (71,004)

November 2000: Common stock
 issued to acquire assets of
 Concrete Casting Incorporated
 at $0.001 per share           2,000,000        2,000       -           -

Net loss for the year ended
 December 31, 2001                  -            -          -        (10,966)
                            ------------ ------------ ---------- -----------

Balance, December 31, 2001     5,660,000        5,660     50,438     (81,970)

Contributed services                -            -        11,500        -

Net loss for the year ended
 December 31, 2002                  -            -          -        (19,173)
                            ------------ ------------ ---------- -----------

Balance, December 31, 2002     5,660,000        5,660     61,938    (101,143)

Contributed services (unaudited)    -            -         3,250        -

Net loss for the three months
 ended March 31, 2003
 (unaudited)                        -            -          -         (5,718)
                            ------------ ------------ ---------- -----------

Balance, March 31, 2003
 (unaudited)                   5,660,000 $      5,660 $   65,188 $  (106,861)
                            ============ ============ ========== ===========

  The accompanying notes are an integral part of these financial statements.
                                     F-4

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)
                           Statement of Cash Flows
                                 (Unaudited)

                                                                      From
                                              For the            Inception on
                                        Three Months Ended        October 28,
                                             March 31,           1987 Through
                                    --------------------------     March 31,
                                        2003          2002           2003
                                    ------------  ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                            $     (5,718) $     (1,346)  $   (106,861)
Adjustments to reconcile net loss
 to net cash used by operating
 activities:
  Loss on impairment of assets              -             -             2,000
  Stock issued for forgiveness of debt      -             -            11,751
  Expenses paid on behalf of the company    -             -                47
  Stock issued for services                 -             -             9,600
  Contributed services                     3,250          -            14,750
  Amortization                              -             -               203
Changes in operating assets and
 liabilities:
  Decrease in prepaid expenses                10          -              -
  (Increase) in organization costs          -             -              (203)
  Increase (decrease) in accounts payable  1,864          -             2,805
  Increase in accounts payable - related
   Party                                   1,154          -            30,285
  Increase in accrued expenses               594           516          4,077
                                    ------------  ------------   ------------

   Net Cash Provided (Used) by
    Operating Activities                   1,154          (830)       (31,546)
                                    ------------  ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:       -             -              -
                                    ------------  ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Common stock issued for cash               -             -            32,700
                                    ------------  ------------   ------------

  Net Cash Provided by Financing
   Activities                               -             -            32,700
                                    ------------  ------------   ------------

NET INCREASE (DECREASE) IN CASH            1,154          (830)         1,154

CASH AT BEGINNING OF PERIOD                 -            1,292           -
                                    ------------  ------------   ------------

CASH AT END OF PERIOD               $      1,154  $        462   $      1,154
                                    ============  ============   ============

CASH PAID FOR:

 Interest                           $       -     $       -      $       -
 Income taxes                       $       -     $       -      $       -

SCHEDULE OF NON CASH FINANCING ACTIVITIES

 Common stock issued for services   $       -     $       -      $      9,600
 Common stock issued for assets     $       -     $       -      $      2,000
 Contributed services               $      3,250  $       -      $     14,750

  The accompanying notes are an integral part of these financial statements.
                                     F-5

                        CONCRETE CASTING INCORPORATED
                        (A Development Stage Company)
                      Notes to the Financial Statements
                     March 31, 2003 and December 31, 2002

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange
Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Companys most recent audited financial statements and notes thereto. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending
December 31, 2003.

NOTE 2 - GOING CONCERN

The Companys financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Managements plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)

                                FINANCIAL STATEMENTS

                                  December 31, 2002

                            INDEPENDENT AUDITORS' REPORT
                            ----------------------------

Board of Directors
Concrete Casting Incorporated
(A Development Stage Company)
Logan, Utah

We have audited the accompanying balance sheet of Concrete Casting Incorporated (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001 and from inception on October 28, 1987 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concrete Casting Incorporated (a developmental stage company) as of December 31, 2002 and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 and from inception on October 28, 1993 through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no business operations since inception and no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, Utah
April 7, 2003

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                                   Balance Sheet

                                       ASSETS
                                       ------

                                                                December 31,
                                                                    2002
                                                               --------------
CURRENT ASSETS
  Cash                                                           $      -
  Prepaid expenses                                                        10
                                                               --------------
    Total Current Assets                                                  10
                                                               --------------

  OTHER ASSETS

    Intangible assets, net of impairment of $2,000
    (Note 4)                                                            -

    TOTAL ASSETS                                                 $        10
                                                               ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable                                               $       941
  Payables-related parties (Note 2)                                   29,131
  Accrued interest-related parties (Note 2)                            3,483
                                                               --------------

    Total Current Liabilities                                         33,555
                                                               --------------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock: 50,000,000 shares authorized of $0.001
   par value, 5,660,000 shares issued and outstanding                  5,660
  Additional paid-in capital                                          61,938
  Deficit accumulated during the development stage                  (101,143)
                                                               --------------

    Total Stockholders' Equity (Deficit)                             (33,545)
                                                               --------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $        10

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                              Statements of Operations

                                                                    From
                                                                Inception on
                                       For the Years Ended       October 28,
                                           December 31,         1987 Through
                                    -------------------------   December 31,
                                        2002         2001           2002
                                    ------------ ------------   -------------

REVENUE                             $      -     $     -        $        200
                                    ------------ ------------   -------------

EXPENSES

  General and administrative             17,054       7,602           93,297
  Loss on impairment of asset              -          2,000            2,000
                                    ------------ ------------   -------------

    Total Expenses                       17,054       9,602           95,297
                                    ------------ ------------   -------------

OPERATING LOSS                          (17,054)     (9,602)	   (95,097)
                                    ------------ ------------   -------------

OTHER EXPENSES

  Interest expense                       (2,119)     (1,364)          (3,483)
                                    ------------ ------------   -------------


    Total Other Expenses                 (2,119)     (1,364)          (3,483)
                                    ------------ ------------   -------------

LOSS BEFORE DISCONTINUED
 OPERATIONS AND INCOME TAXES            (19,173)    (10,966)         (98,580)
                                    ------------ ------------   -------------

DISCONTINUED OPERATIONS

  Loss from discontinued operations        -           -              (2,563)
                                    ------------ ------------   -------------

    Total Discontinued Operations          -           -              (2,563)
                                    ------------ ------------   -------------

LOSS BEFORE INCOME TAXES                (19,173)    (10,966)        (101,143)
                                    ------------ ------------   -------------

  Income taxes                             -           -                -

  NET LOSS                          $   (19,173) $  (10,966)    $	  (101,143)
                                    ============ ============   =============

BASIC LOSS PER SHARE OF
 COMMON STOCK                       $     (0.00) $    (0.00)
                                    ============ ============

BASIC WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                5,660,000   3,829,861
                                    ============ ============

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                    Statements of Stockholders? Equity (Deficit)

                                                                    Deficit
                                                                  Accumulated
                                Common Stock          Additional   During the
                         --------------------------    Paid-in  	Development
                            Shares        Amount       Capital       Stage
                         ------------  ------------   ----------  -----------

Balance, October 28, 1987        -     $       -      $     -     $     -


October 1987: Common Stock
 issued for cash at
 $0.002 per share             650,000           650          650        -

Net loss for the period
 ended December 31, 1987         -             -            -         (1,540)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1987    650,000           650          650      (1,540)

Net loss for the year
 ended December 31, 1988         -             -            -           (241)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1988    650,000           650          650      (1,781)

Net loss for the year
 ended December 31, 1989         -             -            -            (41)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1989    650,000           650          650      (1,822)

Net loss for the year
 ended December 31, 1990         -             -            -           (741)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1990    650,000           650          650      (2,563)

December 1991:  Common
 stock issued for cash
 at $0.01 per share         2,600,000         2,600        23,400       -

Net loss for the year
 ended December 31, 1991         -             -             -        (2,537)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1991  3,250,000         3,250       24,050      (5,100)

Net loss for the year
 ended December 31, 1992         -             -            -        (24,190)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1992  3,250,000         3,250       24,050     (29,290)

Net loss for the year
 ended December 31, 1993         -             -            -           (478)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1993  3,250,000   $     3,250    $  24,050   $ (29,768)
                         ------------  ------------   ----------  -----------

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
              Statements of Stockholders? Equity (Deficit) (Continued)

                                                                    Deficit
                                                                  Accumulated
                                Common Stock          Additional   During the
                         --------------------------    Paid-in  	Development
                            Shares        Amount       Capital       Stage
                         ------------  ------------   ----------  -----------

Balance, December 31, 1993  3,250,000   $     3,250    $  24,050   $ (29,768)

Net loss for the year
 ended December 31, 1994         -             -            -         (2,767)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1994  3,250,000         3,250       24,050     (32,535)

Net loss for the year
 ended December 31, 1995         -             -            -         (3,038)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1995  3,250,000         3,250       24,050     (35,573)

July 1996 : Common stock
 issued for forgiveness of
 debt at $0.08 per share      150,000           150       11,601        -

July 1996 : Common stock
 issued for services at
 $0.08 per share              120,000           120        9,480        -

Net loss for the year
 ended December 31, 1996         -             -            -        (13,751)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1996  3,520,000         3,520       45,131     (49,324)

Expenses paid on behalf of
 company by shareholder          -             -              47        -

Net loss for the year
 ended December 31, 1997         -             -            -           (424)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1997  3,520,000         3,520       45,178     (49,748)

July 1998: Common stock
 issued for services at
 $0.05 per share              100,000           100        4,900        -

Net loss for the year
 ended December 31, 1998         -             -            -         (4,494)
                         ------------  ------------   ----------  -----------

Balance, December 31, 1998  3,620,000         3,620       50,078     (54,242)

January 1999: Common stock
 issued for services at
 $0.01 per share               40,000            40          360        -

Net loss for the year
 ended December 31, 1999         -             -            -           (603)
                         ------------  ------------   ----------  -----------


Balance, December 31, 1999  3,660,000   $     3,660    $  50,438   $ (54,845)

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
              Statements of Stockholders? Equity (Deficit) (Continued)

                                                                    Deficit
                                                                  Accumulated
                                Common Stock          Additional   During the
                         --------------------------    Paid-in  	Development
                            Shares        Amount       Capital       Stage
                         ------------  ------------   ----------  -----------

Balance, December 31, 1999  3,660,000   $     3,660    $  50,438   $ (54,845)

Net loss for the year
 ended December 31, 2000         -             -            -        (16,159)
                         ------------  ------------   ----------  -----------

Balance, December 31, 2000  3,660,000         3,660       50,438     (71,004)

November  2001:Common stock
 issued to acquire assets
 of Concrete Casting
 Incorporated at $0.001
 per share                  2,000,000         2,000         -           -

Net loss for the year
 ended December 31, 2001         -             -            -        (10,966)
                         ------------  ------------   ----------  -----------

Balance, December 31, 2001  5,660,000         5,660       50,438     (81,970)

Contributed services             -             -          11,500        -

Net loss for the year
 ended December 31, 2002         -             -            -        (19,173)
                         ------------  ------------   ----------  -----------

Balance, December 31, 2002  5,660,000   $     5,660    $  61,938   $(101,143)
                         ============  ============   ==========  ===========

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                              Statements of Cash Flows

                                                                    From
                                                                Inception on
                                       For the Years Ended       October 28,
                                           December 31,         1987 Through
                                    -------------------------   December 31,
                                        2002         2001           2002
                                    ------------ ------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                           $  (19,173)  $ (10,966)     $ (101,143)
  Adjustments to reconcile net loss
   to net cash
    Used in operating activities:
      Loss on impairment of assets         -          2,000           2,000
      Stock issued for forgiveness
       of debt                             -           -             11,751
      Expenses paid on behalf of the
       Company                             -           -                 47
      Stock issued for services            -           -              9,600
      Contributed services               11,500        -             11,500
      Amortization                         -           -                203
  Changes in operating assets and
   liabilities:
      (Increase) in prepaid expenses        (10)       -                (10)
      (Increase) in organization costs     -           -               (203)
      Increase (decrease) in accounts
       Payable                              141      (3,700)            941
      Increase in accounts payable-
       related party                      4,131      10,000          29,131
      Increase in accrued expenses        2,119       1,364           3,483
                                    ------------ ------------   -------------

      Net Cash Used in Operating
       Activities                        (1,292)     (1,302)        (32,700)
                                    ------------ ------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES       -           -               -
                                    ------------ ------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Common stock issued for cash             -           -             32,700
                                    ------------ ------------   -------------

    Net Cash Provided in Financing
     Activities                            -           -             32,700
                                    ------------ ------------   -------------

NET DECREASE IN CASH                     (1,292)     (1,302)           -

CASH, BEGINNING OF PERIOD                 1,292       2,594            -

CASH, END OF PERIOD                  $     -      $   1,292      $     -
                                    ============  ===========   =============

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION

CASH PAID FOR:

  Interest                           $     -      $    -         $     -
  Income taxes                       $     -      $    -         $     -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services   $     -      $    -         $    9,600
  Common stock issued for assets     $     -      $   2,000      $    2,000
  Contributed services               $   11,500   $    -         $   11,500

The accompanying notes are an integral part of these financial statements.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                           Notes to Financial Statements
                             December 31, 2002 and 2001

NOTE 1 -  ORGANIZATION AND HISTORY

Concrete Casting Incorporated (formerly Staco Incorporated) (the Company) was organized under the laws of the State of Nevada on October 28, 1987. The Company was organized for the purpose of pursing the business of stock transfer and register agent and conducted limited activity until operations ceased. Since that time the Company has been seeking new business opportunities and is classified as a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company, has at the present, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. During 2001, the Company changed its name from Staco Incorporated to Concrete Casting Incorporated.

NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

The Company has no material operations to date and its accounting policies and procedures have not been determined, except as follows:

a.  Accounting Method

The Company uses the accrual method of accounting and has selected a calendar year end.

b.  Basic Loss Per Share

Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                          For the Years Ended
                                              December 31,
                                    -------------------------------
                                          2002            2001
                                    ---------------  --------------
Numerator ? loss                    $      (19,173)  $     (10,966)

Denominator - weighted average
 number of shares outstanding            5,660,000       3,829,861

Loss per share                      $        (0.00)  $       (0.00)

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                           Notes to Financial Statements
                             December 31, 2002 and 2001

NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

c.  Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components
as of December 31, 2002 and 2001:
                                         2002          2001
                                     ------------  ------------
  Deferred tax assets:
    NOL Carryover	                   $    35,486   $    28,200

  Deferred tax liabilities:                 -             -

  Valuation allowance                    (35,486)      (28,200)
                                     ------------  ------------

  Net deferred tax asset             $      -      $      -
                                     ============  ============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2002 and 2001 due to the following:

                                         2002          2001
                                     ------------  ------------
Book loss                            $   (19,173)  $   (10,966)
State tax                                   -             -
Other                                       -             -
Valuation allowance                       19,173        10,966
                                     ------------  ------------

                                     $      -      $      -
                                     ============  ============

At December 31, 2002, the Company had net operating loss carryforwards of approximately $100,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform
Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                           Notes to Financial Statements
                             December 31, 2002 and 2001

NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

d.  Use of Estimates



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Related Party Transactions

Management Compensation - For the years ended December 31,
2002 and 2001, the Company did not pay any compensation to any of its officers or directors. During the year ended
December 31, 2002, an officer of the Company and an attorney contributed a total of $11,500 in services to the Company. Services contributed during 2001 were immaterial, and were not recorded.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home mailing address, as needed, at no expense to the Company.

Payable - Related Parties - During 2002 and 2001, shareholders of the company loaned the Company $4,132 and $10,000 respectively, to cover current expenses. Interest is being imputed on the notes at 8%. At December 31, 2002, the Company owed $29,131 to shareholders with accrued interest of $3,483.

NOTE 3 -  COMMON STOCK TRANSACTIONS

During November 2001, the Company issued 2,000,000 shares of its previously authorized but unissued common stock for the certain assets of Concrete Casting (See Note 4).
During January 1999, the Company issued 40,000 shares of it previously authorized but unissued common stock for services rendered, valued at $400 (or $0.01 per share).
During July 1998, the Company issued 100,000 shares of it previously authorized by unissued common stock for services rendered of $5,000 (or $0.05 per share).

NOTE 4 -  INTANGIBLE ASSETS

On November 30, 2001, the Company signed an asset purchase with an individual doing business as Concrete Casting, a sole proprietorship ("Concrete").

The Company issued 2,000,000 shares of its common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S.
landscaping market. All methods and techniques developed by Concrete related to the casting of concrete for the purpose of casting replicas of antiquities and any proprietary right to the name Concrete Casting that Concrete may have for such name. The shares that were issued to purchase the assets were recorded at par value
($0.001) per share. Impairment of $2,000 was taken because cash flows from future operations could not be determined.

                           CONCRETE CASTING INCORPORATED
                           (A Development Stage Company)
                           Notes to Financial Statements
                             December 31, 2002 and 2001

NOTE 5 -  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has had no significant operations since inception.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The ability of the Company to continue as a going concern is also dependent upon its ability to successfully raise any necessary additional funds not provided by operations through additional sale of its common stock. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 6 -  NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company adopted the provisions of FASB Statement
No.145, "Rescission of FASB Statements No. 4, 44, and 62,
Amendment of FASB Statement No. 13, and Technical
Corrections," FASB Statement No. 146, "Accounting for
Costs Associated with Exit or Disposal Activities," FIN 44,
"Accounting for Certain Transactions Involving Stock
Compensation (an interpretation of APB Opinion No. 25)," and FASB Statement No. 147, "Acquisitions of Certain
Financial Institutions - an amendment of FASB Statements
No. 72 and 144 and FASB Interpretation No. 9." The effect of these adopted provisions on the Company's financial statements was not significant.

In December 2002, the FASB issued Statement No. 148,
"Accounting for Stock-Based Compensation - Transition and
Disclosure - an amendment of FASB Statement No. 123" (SFAS
148). SFAS 148 is effective for fiscal years beginning after December 15, 2003. The Company is currently reviewing SFAS 148.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                           AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549.    Please call the Commission at 1-800-
SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Concrete Casting. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $     108
Transfer Agent Fees                                      $     500
Accounting fees and expenses                             $   2,500
Legal fees and expenses                                  $  15,000
Blue Sky fees and expenses                               $   5,000
Miscellaneous                                            $   1,892

                                                         ---------
Total                                                    $  25,000

                                                         =========
-----------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On November 30, 2001, Concrete Casting entered into an asset purchase with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. The shares were recorded on the books of Concrete Casting as being issued for par value of $0.001 per share for total consideration of $2,000. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The transaction was an isolated transaction by Concrete Casting not involving any public offering. and the shares were issued pursuant to Section 4(2) of the Securities Act of 1933. There was no money raised and the procedures associated with public offerings was not utilized. The 2,000,000 shares of common stock are "restricted" shares, as defined in the Securities Act.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

3.1                Articles of Incorporation (1)
3.2                By-Laws (1)
4.1                Share Certificate (1)
5.1                Opinion of Gary R. Henrie
                    with consent to use
10.1               Asset Purchase Agreement (1)
10.2               Subscription Agreement
16.1               Letter on change in certifying accountant
23.1               Consent of HJ & Associates, L.L.C. for use
                    of Audited Financial Statements

(1) Previously filed as an exhibit to the original filing of the Form SB-2 on January 23, 2003.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  - To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

  - To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Logan, State of Utah on June 30, 2003.

                                       CONCRETE CASTING CORP.

                                       By:   /s/ Cordell Henrie
                                            -------------------------
                                            Cordell Henrie, President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE                   CAPACITY IN WHICH SIGNED        DATE

                            Principal Executive Officer
                            Principal Financial Officer
 /s/ Cordell Henrie         Principal Accounting Officer    June 30, 2003
------------------------    Director
Cordell Henrie

 /s/ Greg Stuart                                            June 30, 2003
------------------------    Director
Greg Stuart